UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2016, Evercore Partners Services East L.L.C. (the “Borrower”), a wholly-owned subsidiary of Evercore Partners Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association, as lender (“PNC”). The Loan Agreement provides for a revolving credit facility in an aggregate amount outstanding at any time not to exceed $30.0 million. The loan amount is subject to a borrowing base, which is based on a percentage of certain eligible receivables, as described in the Loan Agreement. The purpose of the loan is to support working capital and general corporate purposes. The Loan Agreement will mature on June 23, 2017 (the “Expiration Date”), subject to an extension agreed to between the Borrower and PNC. The Borrower’s existing borrowing arrangement with First Republic Bank was ended on June 23, 2016.

Collateral

The Borrower’s obligations under the Loan Agreement are guaranteed by the Company’s subsidiaries Evercore LP and Evercore Group Holdings L.P. The loan is secured by all of the Borrower’s account receivables and the proceeds therefrom, as well as certain assets of Evercore Group L.L.C.’s (“EGL”), including certain of EGL’s accounts receivable.

Covenants

The Loan Agreement contains certain reporting covenants as well as certain debt covenants that prohibit the Borrower, the Company and their subsidiaries from incurring other indebtedness subject to specified exceptions. In addition, under the Loan Agreement, the Borrower shall cause the balance on all outstanding loans to be reduced to zero for 30 consecutive days at least once between closing and the Expiration Date, and annually thereafter if the Expiration Date is extended.

Interest Rates and Fees

Amounts outstanding under the Loan Agreement will bear interest at a rate per annum equal to the rate publicly announced by the Bank from time to time as its prime rate, which is fully fluctuating.

In connection with the closing of the Loan Agreement, the Borrower paid the Bank customary closing costs and fees.

The foregoing summary is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01 above, on June 23, 2016, the Borrower repaid in full and terminated its June 27, 2013 loan agreement, as amended, with First Republic Bank.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Loan Agreement, dated as of June 24, 2016, between Evercore Partners Services East L.L.C., as borrower, and PNC Bank, National Association, as lender.

10.2	Borrowing Base Rider, dated as of June 24, 2016, between Evercore Partners Service East L.L.C., as borrower, and PNC Bank, National Association, as lender.

10.3	Committed Line of Credit Note, dated as of June 24, 2016, made by Evercore Partners Service East L.L.C., as borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 29, 2016

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Robert B. Walsh
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

10.1	Loan Agreement, dated as of June 24, 2016, between Evercore Partners Services East L.L.C., as borrower, and PNC Bank, National Association, as lender.

10.2	Borrowing Base Rider, dated as of June 24, 2016, between Evercore Partners Service East L.L.C., as borrower, and PNC Bank, National Association, as lender.

10.3	Committed Line of Credit Note, dated as of June 24, 2016, made by Evercore Partners Service East L.L.C., as borrower.